                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2003 relating to the financial statements and financial highlights which appears in the July 31, 2003 Annual Report to Shareholders of Strategic Partners Style Specific Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 29, 2003